UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2004

SBA Communications Corporation

(Exact name of registrant as specified in its charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 14, 2004, SBA Communications Corporation agreed to repurchase $5.0 million of its 10¼% senior notes in exchange for 710,000 shares of its common stock in a negotiated transaction that was settled on October 19, 2004. On October 19, 2004, we agreed to repurchase $5.0 million of our 10¼% senior notes in exchange for 683,000 shares of our common stock in negotiated transactions that will be settled on October 22, 2004. Subsequent to the Form 8-K we filed on October 12, 2004, after giving effect to these transactions, we have repurchased a total of $18.0 million of our 10¼% senior notes and $1.25 million principal at maturity of our 9¾% senior discount notes in a number of open-market and negotiated transactions. In the aggregate, we paid cash of $5.4 million plus accrued interest and issued 2.0 million shares of our common stock. As of September 30, 2004, as adjusted for these transactions, we would have had $252.0 million of our 10¼% senior notes, $295.4 million of our 9¾% senior discount notes and 63.1 million shares of common stock issued and outstanding.

The shares will be issued in reliance upon the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2004	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer